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                                                                  Exhibit 10.c.
                                                                  -------------


                      AMENDMENT TO BANKAMERICA CORPORATION
                           DEFERRED COMPENSATION PLAN


     The BankAmerica Corporation Deferred Compensation Plan (the "Plan"), as amended and restated in its entirety on October 22, 1993 is further amended by BankAmerica Corporation as follows, effective January 1, 1993:

     The definition of "Eligible Officer" at Section 1.1(i) is amended by the addition of the following sentence:

     "However, a member of Senior Management who is classified as an International Assignee or Foreign Local Employee under the personnel policy of the Company shall not be an Eligible Officer."



     IN WITNESS WHEREOF, BankAmerica Corporation has caused this instrument to be executed by its duly authorized officer on this 6th day of December 1993.



                                         BANKAMERICA CORPORATION



                                         By /S/ KATHLEEN J. BURKE
                                            ---------------------------
                                            Kathleen J. Burke
                                            Personnel Relations Officer
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                            BANKAMERICA CORPORATION

                           DEFERRED COMPENSATION PLAN


                                   ARTICLE I

                                    Purpose
                                    -------

     The purpose of this Plan is to provide members of Senior Management of BankAmerica Corporation and its subsidiaries the opportunity to defer the receipt of Salary and Annual Incentive Awards.

     The Plan is unfunded and is maintained by BankAmerica Corporation primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

     The Plan was originally adopted on November 7, 1977 and, as amended from time to time thereafter, is hereby amended and restated in its entirety, effective January 1, 1994, to read as stated below.


                                   ARTICLE II

                                  Definitions
                                  -----------

     1.1 The following terms shall have the meanings set forth below, if capitalized.

          (a)  "Account" means a Deferred Compensation Account described in
Article IV.

          (b) "Annual Incentive Award" means a discretionary cash incentive award under an Annual Incentive Plan, payable with respect to a Plan Year.

          (c) "Annual Incentive Plan" means the BankAmerica Corporation Annual Management Incentive Plan, as amended from time to time, and any other written plan of the Company providing for annual discretionary cash awards which permits the deferral of such awards by Eligible Officers under this Plan.

          (d) "Beneficiary" means the person designated by the Participant under Section 5.6.

          (e) "Committee" means the Executive Personnel and Compensation Committee of the Board of Directors of BankAmerica Corporation.

          (f)  "Company" means BankAmerica Corporation and any

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subsidiary of BankAmerica Corporation which has been authorized by BankAmerica
Corporation to participate in the Plan.

          (g) "Deferred Compensation" means Salary or an Annual Incentive Award which has been deferred by a Participant under the Plan.

          (h) "Election" means the irrevocable election agreement which must be executed in accordance with the provisions of Article III in order for an Eligible Officer to defer Salary or an Annual Incentive Award for any Plan Year. The Election shall be in the form prescribed by the Plan Administrator.

          (i) "Eligible Officer" means a member of Senior Management, as defined from time to time by the Committee.

          (j) "Participant" means any Eligible Officer who has filed an Election pursuant to Article III for any Plan Year. The status as a Participant shall continue until the earlier of (1) death, or (2) receipt of the full amount of all benefits payable to such person under this Plan.

          (k) "Plan"means the BankAmerica Corporation Deferred Compensation Plan as it may be amended from time to time.

          (l) "Plan Administrator" means the manager of Executive Programs of Bank of America NT&SA.

          (m) "Plan Year" means the calendar year to which an Election relates.

          (n) "Retirement" means the early, normal or postponed retirement as defined under the retirement policy of the Company.

          (o) "Salary" means the base salary of an Eligible Officer payable during a Plan Year.

          (p) "Termination" means the date on which a Participant ceases to be an employee of a Participating Employer, which shall occur on the earliest of discharge, resignation, death before Retirement, or Retirement.


                                 ARTICLE III

                                Participation
                                -------------

     3.1 An Eligible Officer may file an Election under this Plan to defer the receipt of Salary or an Annual Incentive Award. A separate Election must be filed for each Plan Year for which Salary or an Annual Incentive Award is to be deferred.

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     To defer the receipt of Salary, the Participant's Election must be filed with the Plan Administrator prior to the beginning of the Plan Year during which the Salary is payable. To defer the receipt of an Annual Incentive Award for a Plan Year (which is payable after the end of the Plan Year), the Election must be filed with the Plan Administrator prior to the end of the Plan Year to which the Annual Incentive Award relates. All elections must be filed by the date specified by the Plan Administrator.

     3.2  Each Election shall state the following:

          (a)  The Plan Year to which the Election applies.

          (b) The amount of Salary or Annual Incentive Award which the Eligible Officer elects to treat as Deferred Compensation. Deferred Compensation shall be designated as a percentage or as a fixed dollar amount.

          (c) The time and manner of payment of that Plan Year's Deferred Compensation, selected in accordance with Section 5.1.

     3.3 The maximum amount that a Participant may defer under the Plan is 75 percent of Salary and 100 percent of an Annual Incentive Award.

     3.4 The Company shall withhold payment of the applicable portion of each Salary payment and Annual Incentive Award designated by the Participant as Deferred Compensation for the Plan Year.


                                   ARTICLE IV

                         Deferred Compensation Accounts
                         ------------------------------

     4.1 The Plan Administrator shall establish a bookkeeping liability for each Participant in the Plan on the following terms:

          (a) A separate Account shall be established with respect to each Election filed by a Participant.

          (b) An Account shall serve solely as a device for determining the amount to be paid to the Participant at the time specified for payment. Accounts shall not be funded by the Company and shall not constitute or be treated as funds set aside in trust or escrow and the Participant shall have no property rights with respect to such Accounts.

          (c) Payments from an Account shall be made only at the time and in the manner specified in the applicable Election, or otherwise in accordance with the provisions of Article V.

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     4.2  Accounts shall be adjusted as follows:

          (a) The Participant's Account for the Plan Year shall be credited on the last business day of any month in which an amount designated as Deferred Compensation would have otherwise been paid to the Participant.

          (b) All Accounts shall be credited with interest at the rate to be determined from time to time by the Committee. Interest shall be credited commencing with the date the Deferred Compensation would have been paid in the absence of the Election and on the last day of each month thereafter. Interest on amounts paid from an Account shall be credited through the last day of the month in which the payment is made.

          (c) The balance of an Account shall equal the sum of all credits made to the Account as of the date on which the balance is computed.

          (d) An Account shall be closed when the full balance has been paid in accordance with the Election and Article V.

     4.3 Deferred amounts credited as of December 31, 1992 under the BankAmerica Corporation Annual Management Incentive Plan and the Honfed 1991 Deferred Compensation Plan for Directors and Key Associates (the "Honfed Plan") shall be credited to Participants' Accounts on January 1, 1993 and shall be subject to the terms of this Plan on and after January 1, 1993. Deferred amounts credited as of December 31, 1993 under any other Annual Incentive Plan shall similarly be credited to Participants' Accounts on January 1, 1994. Participant elections under the Annual Incentive Plans and the Honfed Plan shall remain in effect, except that payment of deferred amounts must commence no later than is permitted under Article V.


                                   ARTICLE V

                              Payments of Benefits
                              --------------------

     5.1 The balance of an Account shall be paid at the time and in the manner specified in the applicable Election, in accordance with the following provisions:

          (a) The Participant shall designate in the Election the date at which payment of the Account shall commence. This date may not be later than 36 months after the date of the Participant's Retirement.

          (b) The Participant shall designate in the Election that payment of the Account shall be made in accordance with one of the following options:

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               (1) In a single payment.

               (2) In a specified number of approximately equal annual installments.

          (c) The Participant shall designate in the Election that, in the event of the Participant's Termination (other than Termination upon death or Retirement) prior to the payment date specified in (a), payment of the Account shall be made in accordance with one of the following options:

               (1)  In a single payment within 60 days of the Termination.

               (2) In a single payment within the first 60 days of the calendar year immediately following the calendar year in which the Termination occurs.

               (3) In three approximately equal payments, each made within the first 60 days of the three calendar years immediately following the calendar year in which the termination occurs.

     5.2 For Elections filed before January 1, 1993, in the event of a Participant's Termination (other than Termination upon death or Retirement) prior to the payment date specified in the Election for an Account, the full balance of such Account shall be paid to the Participant in a single payment within 60 days of the Termination.

     5.3 In the event a Participant incurs a substantial and unanticipated financial hardship which cannot be satisfied from other resources reasonably available to the Participant, the Plan Administrator in his or her sole discretion may, upon the Participant's written request, authorize a payment to the Participant from his or her Accounts no greater than the amount necessary to satisfy such hardship. The Plan Administrator shall establish a procedure specifying which Accounts of a Participant are to be charged for a payment under this section.

     5.4 A Participant may at any time submit a written request to the Plan Administrator for immediate payment of the full balance of the Participant's Accounts. In such event, 10 percent of the balance of the Participant's Accounts shall be forfeited and the remaining 90 percent paid to the Participant in a single payment within 60 days of the request. A Participant who elects an immediate payment under this section shall be ineligible to participate in the Plan during any future Plan Year.

     5.5 In the event of a Participant's death prior to the payment of the full balance of the Participant's Accounts, the remaining balance shall be paid in a single payment within 60

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days of the Participant's death to the Participant's Beneficiary.  If no
Beneficiary has been designated, or if no Beneficiary is alive at the date of the Participant's death, payment shall be made to the Participant's estate.

     5.6 Each Participant may designate one or more Beneficiaries to receive any portion of the Participant's Accounts which remains unpaid at the Participant's death by filing a Beneficiary designation with the Plan Administrator. The Beneficiary designation shall be on the form specified by the Plan Administrator and the designation may be changed from time to time by the Participant. Only one Beneficiary designation shall be in effect at any given time with respect to all Accounts of a Participant.

     5.7 The Company shall have the right to deduct from payments under the Plan any and all withholding taxes which may be required to be collected under federal, state or local law.


                                   ARTICLE VI

                           Administration of the Plan
                           --------------------------

     6.1 The Plan Administrator shall administer the provisions of the Plan. The Plan Administrator shall have the power to construe and interpret the Plan, adopt and revise rules and regulations relating to the Plan and make any other determinations which he or she deems necessary or advisable for the administration of the Plan. Any decision concerning the administration, construction or interpretation of the Plan shall be within the Plan Administrator's absolute discretion and be conclusive and binding on all parties.


                                  ARTICLE VII

                                Other Provisions
                                ----------------

     7.1 BankAmerica Corporation reserves the right to amend, modify, terminate or discontinue the Plan in whole or part at any time by a written amendment executed by a duly authorized officer of BankAmerica Corporation. However, no such action shall reduce the balance of a Participant's Accounts as of the date of such action. Upon termination of the Plan, all Participants shall be paid the balance of their Accounts in a single payment within 60 days.

     7.2 The designation of an employee as an Eligible Officer shall not give such employee any right to be retained in the employ of the Company and the ability of the Company to suspend, demote, transfer, remove or terminate the employee is

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specifically reserved.

     7.3 No Participant shall have the right to alienate, assign, encumber, hypothecate, or pledge his or her Accounts under the Plan, voluntarily or involuntarily, and any attempt to do so shall be void.

     7.4 This document is a complete statement of the Plan and as of the effective date above supersedes any prior plans, proposals, representations, promises, and inducements, written or oral, relating to its subject matter. The Company shall not be bound by or liable to any employee for any representation, promise, or inducement made by any person which is not embodied in this document or in any authorized written amendment to the Plan.

     7.5 The validity and effect of the Plan and the rights and obligations of all persons under the Plan are to be construed and determined in accordance with applicable federal law, and to the extent that federal law is inapplicable, under the laws of the State of California.


     IN WITNESS WHEREOF, BankAmerica Corporation has caused this instrument to be executed by its duly authorized officer this 22nd day of October, 1993 to be effective January 1, 1994.


                                         BANKAMERICA CORPORATION



                                         By  /S/ KATHLEEN J. BURKE
                                             -------------------------
                                             Kathleen J. Burke
                                             Executive Vice President
                                             and Personnel Relations
                                             Officer

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